Exhibit 99.2

SWISHER HYGIENE INC. TO FILE CURRENT REPORT ON FORM 8-K, REPORTING LIQUIDATION BASIS ACCOUNTING FOR THE YEAR ENDED DECEMBER 31, 2017

FORT LAUDERDALE, FL – April 27, 2018– Swisher Hygiene Inc. (the “Company”) today reports liquidation basis accounting for the year ended December 31, 2017.

As previously announced, on August 12, 2016, the Securities and Exchange Commission (the “SEC”) granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016. In accordance with the terms of the requested relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments, including material developments relating to the Paul Berger v. Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. litigation on Current Reports on Form 8-K. Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.

As a result of the SEC’s granting of relief, the Company was relieved of its obligation to file periodic reports and did not file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 or any quarterly or annual period thereafter. However, the Company did provide its initial post-adoption consolidated financial statements for the period from April 1, 2016 to June 30, 2016 prepared on the liquidation basis of accounting on a Current Report on Form 8-K filed with the SEC on August 19, 2016. Additionally, the Company has also provided its audited consolidated financial statements for the period from April 1, 2016 to December 31, 2016 in a Current Report on Form 8-K filed with the SEC on April 12, 2017.

The Company has recently completed a subsequent remeasurement of its net assets in liquidation as of December 31, 2017 and, although not required to do so as a result of obtaining no-action relief mentioned above from the SEC, is providing its audited consolidated financial statements for the year ended December 31, 2017 in a Current Report on Form 8-K to be filed with the SEC today.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. closed on the sale of its U.S. operations to Ecolab Inc. on November 2, 2015 and as a result has no remaining operating assets. On Friday, May 27, 2016 (the “Final Record Date”), the Company filed a Certificate of Dissolution. Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 p.m. Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the Certificate of Dissolution was filed, unless extended by direction of the Court of Chancery, to enable the Company’s directors to wind up the affairs of the corporation, including the discharge of the Company’s liabilities and to distribute to the stockholders any remaining assets. No assurances can be made as to if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Company’s stockholders of record as of the Final Record Date. For more information, please visit www.swshinvestors.com.

For Further Information, Please Contact:
Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331